Exhibit 10.1

Execution Version

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of June 30, 2017 among AMVAC CHEMICAL CORPORATION, a California corporation (the “Company”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC Netherlands”), AMVAC C.V., a commanditaire vennootschap, organized under the law of the Netherlands (collectively, with AMVAC Netherlands, the “Designated Borrowers”), AMERICAN VANGUARD CORPORATION, a Delaware corporation (“American Vanguard”), GEMCHEM, INC., a California corporation (“GemChem”), 2110 DAVIE CORPORATION, a California corporation (“2110 Davie”), AVD INTERNATIONAL LLC, a Delaware limited liability company (collectively, with the Designated Borrowers, American Vanguard, GemChem and 2110 Davie, the “Guarantors”), the Lenders party hereto, and BANK OF THE WEST, as Agent.

RECITALS

A. Pursuant to a Second Amended and Restated Credit Agreement dated as of June 17, 2013 (as amended by a First Amendment dated as of July 11, 2014 and a Second Amendment dated as of April 14, 2015, the “Credit Agreement”) among the Company, the Guarantors, the Designated Borrowers, the Lenders party thereto and the Agent, the Lenders extended and agreed to extend credit to the Borrowers. Capitalized terms used herein which are not otherwise defined shall have the meanings given them in the Credit Agreement.

B. The Company, the Guarantors and the Lenders have agreed to amend certain terms of the Credit Agreement as further provided in this Amendment.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Amendments.

(a) On the Amendment Effective Date (as defined in Section 3 below), immediately after giving effect to, and in reliance on the representations and warranties of the Borrowers set forth herein:

(i) The Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto.

(ii) The form of Compliance Certificate appearing as Exhibit D to the Credit Agreement is amended and restated in its entirety to read as set forth on Exhibit D to this Amendment.

(b) Umpqua Bank (the “New Lender”) hereby acknowledges and agrees that, on the Amendment Effective Date, it shall (i) assume all rights and obligations of a Lender under the Credit Agreement, (ii) have a Commitment as set forth on Schedule 2.01 hereto, and (iii) be bound by the terms and provisions of the Credit Agreement as if it was a signatory to the Credit Agreement, as amended.

(c) On the Amendment Effective Date, the Lenders (including, without limitation, the New Lender) shall sell and purchase Loans, and make and receive payments, in immediately available funds, among themselves, as directed by Agent, in order for each Lender (other than the Exiting Lender) to hold outstanding Loans on the Amendment Effective Date commensurate with such Lender’s Applicable

Percentage of the Aggregate Commitments as set forth in Schedule 2.01 attached hereto and for the Exiting Lender to have no Applicable Percentage of the Aggregate Commitments. All such sales and purchases shall be deemed to have been made in compliance with the Credit Agreement and are hereby ratified and confirmed. The Borrowers consent to the reallocation of Commitments and Loans on the Amendment Effective Date in the manner set forth in Schedule 2.01 attached hereto.

(d) Each of the parties hereto hereby agrees and confirms that, after giving effect to this Amendment, the Commitment of MUFG Union Bank, N.A. (the “Exiting Lender”) shall be zero dollars ($0), its commitment to lend and all obligations under the Credit Agreement shall be terminated, and the Exiting Lender shall cease to be a Lender for all purposes under the Loan Documents (other than in respect of any terms and conditions of the Credit Agreement, including, without limitation, Section 11.04(c) of the Credit Agreement, which by their terms survive any cancellation of commitments, repayment in full of any obligations or the termination of any existing Loan Document).

2. Conditions Precedent to Effectiveness. This Amendment shall be effective as of the date (the “Amendment Effective Date”) when the Agent determines that the following conditions have been satisfied:

(a) Agent shall have received, by original or electronic transmission (promptly followed by originals):

(i) Executed counterparts of this Amendment from each of the Loan Parties and the Lenders;

(ii) Notes executed from the Company and any other Borrower payable to the New Lender;

(iii) (A) From a Responsible Officer of each Loan Party organized under the laws of a jurisdiction located within the United States, a certificate including an incumbency certificate, dated the Amendment Effective Date, certifying as to the Organization Documents of such Loan Party, the resolutions of the governing body of such Loan Party, the good standing, existence or its equivalent of each Loan Party and the incumbency of the Responsible Officers of each such Loan Party and (B) to the extent requested by Agent, the equivalent of the foregoing from each Loan Party not organized under the laws of a jurisdiction located within the United States;

(iv) An opinion or opinions of counsel for the Loan Parties, dated the Amendment Effective Date and addressed to Agent and the Lenders, in form and substance acceptable to Agent.

(b) all acts and conditions required to be done and performed and to have happened precedent to the execution, delivery and performance of this Amendment and to constitute the same a legal, valid and binding obligation of the parties, enforceable in accordance with its terms shall have been done and performed and shall have happened in due and strict compliance with all applicable laws;

(c) all documentation shall be reasonably satisfactory in form and substance to the Agent and its counsel;

(d) any upfront and other fees or expenses, including, without limitation, fees and expenses of counsel, required to be paid on or before the Amendment Effective Date shall have been paid, and

(e) there shall not have occurred and be continuing a Default or Event of Default.

3. Miscellaneous Provisions.

(a) Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and each Lender that each of the representations and warranties of the Company and each other Loan Party contained in Article VI of the Credit Agreement and in any other Loan Document shall be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b) Ratification. The Credit Agreement and each of the other Loan Documents, as amended hereby, is hereby ratified and remains in full force and effect.

(c) Confirmation. Each Loan Party hereby confirms and agrees that:

(i) at the time of the entering into the Security Documents governed by Dutch law, it was their intention (and it is still their intention and agreement) that any security right created under such Security Document was intended to secure the obligations as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Loan Document or other agreement or instrument of the Borrowers and the other obligors under the Loan Documents;

(ii) any security right created under the Security Documents governed by Dutch law shall extend to, and shall secure, the liabilities and obligations of the Loan Parties under the Credit Agreement as amended by and in accordance with the terms of this Amendment; and

(iii) any amount owed by the Loan Parties under the Credit Agreement as amended by and in accordance with the terms of this Amendment are part of the definition of (a) “Secured Obligations” (as defined in the Security Documents governed by Dutch law), (b) “Parallel Debt” (as defined in the Credit Agreement) and (c) “Corresponding Obligations” (as defined in the Credit Agreement);

(d) Entire Agreement. This Amendment embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

(e) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to choice of law rules.

(f) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

AMVAC CHEMICAL CORPORATION, as the Company

By:	/s/ David T. Johnson
Name:	David T. Johnson
Title:	CFO, Vice President & Treasurer

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

AMERICAN VANGUARD CORPORATION, as a Guarantor

By:	/s/ David T. Johnson
Name:	David T. Johnson
Title:	Vice President, Chief Financial Officer & Treasurer

GEMCHEM, INC., as a Guarantor

By:	/s/ David T. Johnson
Name:	David T. Johnson
Title:	Vice President, Chief Financial Officer & Treasurer

2110 DAVIE CORPORATION, as a Guarantor

By:	/s/ David T. Johnson
Name:	David T. Johnson
Title:	Vice President, Chief Financial Officer & Treasurer

AVD INTERNATIONAL LLC, as a Guarantor

By:	/s/ David T. Johnson
Name:	David T. Johnson
Title:	Member of the Management Board

AMVAC NETHERLANDS B.V., as a Designated Borrower and as a Guarantor

/s/ A.P.M. de Jong Name: A.P.M. de Jong
Title: Managing Director

AMVAC C.V., as a Designated Borrower and as a Guarantor

By: AMVAC Chemical Corporation, General Partner

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	Signed by AMVAC Chemical Corporation a California Corporation, its General Partner Timothy J. Donnelly, CAO General Counsel and Secretary

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

BANK OF THE WEST, as Agent

By:	/s/ Camille Farnsworth-Schrader
Name:	Camille Farnsworth-Schrader
Title:	Vice President Syndications

BANK OF THE WEST, as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Shikha
Name:	Shikha Rehman
Title:	Director

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

BMO HARRIS FINANCING, INC., as Lender

By: /s/ Andrew Gayle
Name: Andrew Gayle
Title: Director

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as Lender

By: /s/ Chris Fulford
Name: Chris Fulford
Title: Vice President

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

UMPQUA BANK, as Lender

By: /s/ Stacy E. Peterson
Name: Stacy E. Peterson
Title: Sr VP/Regional Director Commercial Banking

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

AGSTAR FINANCIAL SERVICES, PCA, as Lender

By: /s/ Bob Atwood
Name: Bob Atwood
Title: Mgr. Agency Desk and Team Leader

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

GREENSTONE FARM CREDIT SERVICES, ACA, as Lender

By:	/s/ Jeff Pavlik
Name:	Jeff Pavlik
Title:	SVP of Capital Markets

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

Executed by the following solely in its
capacity as an Exiting Lender

MUFG UNION BANK, N.A., as Lender

By:	/s/ Gregory Dubnarsky

Name:	Gregory Dubnarsky

Title:	Vice President

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

CERTIFICATE OF AUTHORIZED OFFICER

The undersigned hereby certifies to the Agent that (1) each of the Loan Parties has previously delivered to the Agent a true, correct and complete copy of its Organization Documents (collectively, the “Delivered Organization Documents”), (2) since such delivery, there has been no change in the Delivered Organization Documents except for those changes attached, and no such document has been repealed, revoked, rescinded or amended in any respect, and each remains in full force and effect, (3) each of the Loan Parties remains in good standing in the jurisdiction of its organization, (4) the resolutions (the “Delivered Resolutions”) previously delivered to the Agent by the Loan Parties authorize the execution, delivery and performance of the foregoing Amendment, (5) the Delivered Resolutions authorize the Person(s) holding the office(s) indicated above or, if none, the office(s) held by the Person(s) executing the foregoing (the “Authorized Executing Office”) to execute the foregoing on behalf of the respective Loan Parties, (6) each Person executing the foregoing Amendment on behalf of a Loan Party has been duly elected and now holds the Authorized Executing Office set forth below his(her) name, and the signature set forth above is his(her) true signature, (7) the undersigned is authorized to deliver this Certificate on behalf of each of the Loan Parties, and (8) the Agent may conclusively rely on this Certificate unless and until superseding documents shall be delivered to the Agent.

/s/ Timothy J. Donnelly
Type/Print Name: Timothy J. Donnelly CAO, General Counsel and Secretary

Certificate of Authorized Officer

Schedule 2.01 (Commitments)

LENDER	REVOLVING COMMITMENT	APPLICABLE PERCENTAGE
Bank of the West	$60,000,000.00	24.000000000%
BMO Harris Bank, N.A.	$53,000,000.00	21.200000000%
Wells Fargo Bank, N.A.	$53,000,000.00	21.200000000%
AgStar Financial Services, PCA	$47,000,000.00	18.800000000%
GreenStone Farm Credit Services, ACA	$27,000,000.00	10.800000000%
Umpqua Bank	$10,000,000.00	4.000000000%

TOTAL	$250,000,000.00	100.000000000%

Schedule 2.01

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To: Bank of the West, as Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of June 17, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among AMVAC Chemical Corporation, a California corporation (the “Company”), the Designated Borrowers from time to time party thereto, the other Loan Parties and Lenders from time to time party thereto, and Bank of the West, as Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of American Vanguard ended, as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of American Vanguard and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of American Vanguard and its Subsidiaries during the accounting period covered by such financial statements.

3. A review of the activities of American Vanguard and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each of the Borrowers performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period each of the Borrowers performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

Form of Compliance Certificate

--or--

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of (i) the Loan Parties contained in Article VI of the Agreement and (ii) each Loan Party contained in each other Loan Documents or in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.01 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,             .

AMVAC CHEMICAL CORPORATION

By:
Name:
Title:

Form of Compliance Certificate

SCHEDULE 1

to the Compliance Certificate

[attach financial statements]

Schedule 1 to Form of Compliance Certificate

SCHEDULE 2

to the Compliance Certificate

For the Quarter/Year ended                                          (“Statement Date”)

($ in 000’s)
I.	Section 8.08(a) — Consolidated Funded Debt Ratio

	A.	Consolidated Funded Indebtedness (incl. Letters of Credit, Capitalized Leases, Amounts Outstanding Under Product Acquisition Agreements, etc.)

		1.	Consolidated Funded Indebtedness:	$__________

	B.	Consolidated EBITDA for the four fiscal quarters just ended:

		1.	Consolidated Net Income:	$__________
		2.	Consolidated Interest Expense:	$__________
		3.	Provision for taxes:	$__________
		4.	Depreciation and amortization:	$__________
		5.	Nonrecurring non-cash charges and up to $5,000,000 in related cash charges subject to consent of Agent:	$__________
		6.	Losses (gains) on the sale of fixed assets:	$__________
		7.	Non-cash stock based compensation expenses:	$__________
		8.	Extraordinary losses (gains):	$__________
		9.	Losses (gains) from Dispositions of assets and discontinued operations outside of the ordinary course of business:	$__________
		10.	EBITDA subject to consent of Agent related to Acquisitions pursuant to Permitted Acquisitions under the Credit Agreement	$__________
		11.	Consolidated EBITDA (Sum of 1+2+3+4+5+/-6+7+/-8+/-9+10):	$__________

	C.	Consolidated Funded Debt Ratio (Ratio of 1.A.1 to 1.B.11):		___________

Not to exceed 3.25 to 1.00 from March 31, 2016 and thereafter

Applicable Rate
			Eurocurrency Rate +
			Standby Letter of Credit Fees
Pricing Level	Consolidated Funded Debt Ratio	Unused fee	Daily One-Month LIBOR+*	Alternate Base Rate +
I	>3.00:1.00	0.30%	2.25%	1.25%
II	<3.00:1.00 but >2.25:1.00	0.25%	2.00%	1.00%
III	<2.25:1.00 but >1.50:1.00	0.20%	1.75%	0.75%
IV	<1.50:1.00	0.15%	1.50%	0.50%

Schedule 2 to Form of Compliance Certificate

Applicable Rate based on the most recently submitted Compliance Certificate:				Level

Applicable Rate based on current Compliance Certificate:				Level

II.	Section 8.08(b) — Consolidated Fixed Charge Coverage Ratio

	A.	Adjusted Consolidated EBITDA:

		1.	Consolidated EBITDA (I.B.11 above):	$__________
		2.	Maintenance Capital Expenditures up to 2% of book value:	$__________
		3.	Adjusted Consolidated EBITDA (1 minus 2):	$__________

	B.	The sum of:

		1.	Consolidated Interest Expense paid in cash:	$__________
		2.	Principal payments paid or payable on Consolidated Funded Indebtedness (other than Loans and L/C Obligations):	$__________
		3.	Federal, state, local and foreign income taxes paid in cash:	$__________
		4.	Distributions made:	$__________
		5.	Total (sum of 1+2+3+4):	$__________

	C.	Ratio of II.A.3 to II.B.5:		__________

Not to be less than 1.25 to 1.00.

III.	Section 8.09 — Capital Expenditures

	A.	Capital Expenditures fiscal year to date:		$__________

Not to exceed $30,000,000 in any fiscal year plus not more than $10,000,000 carried over from the immediately preceding fiscal year.

	B.	Carried Over Capital Expenditures from prior fiscal year:		$__________

IV.	Section 7.14 — Material Subsidiaries

	A.	5% of consolidated net assets of American Vanguard:		$__________

	B.	Consolidated net assets of Subsidiaries who were not Guarantors or Material Subsidiaries as of the end of the immediately preceding fiscal quarter:		$__________

	C.	If B is greater than A, identity of Subsidiary (Subsidiaries) whose net assets increased (or which was acquired or created) and caused such excess:		__________

	D.	10% of consolidated gross revenues of American Vanguard for 4 fiscal quarters most recently ended:		$__________

	E.	Consolidated gross revenues of Subsidiaries who were not Guarantors for the 4 fiscal quarters most recently ended.		$__________

Schedule 2 to Form of Compliance Certificate

	F.	If D is greater than E, identity of Subsidiary (Subsidiaries) whose gross revenues increased (or which was acquired or created) and caused such excess.	___________

	G.	Subsidiary(ies) included in C and F that are not Guarantors:	__________

	H.	Identity of any Subsidiary acquiring Equity Interests in Designated Borrower or Material Subsidiary during most recent fiscal quarter:	__________

Domestic Subsidiaries included in Line G are Material Domestic Subsidiaries. Material Domestic Subsidiaries and Domestic Subsidiaries holding Equity Interests in Material Subsidiaries (Line H) are required to be Affiliate Domestic Guarantors.

Foreign Subsidiaries included in Line G are Material Foreign Subsidiaries. Material Foreign Subsidiaries and Foreign Subsidiaries holding Equity Interests in Material Subsidiaries (Line H) are required to be Affiliate Foreign Guarantors.

V.	Section 8.05 – Investments

	A.	Consolidated outstanding investments of American Vanguard in Foreign Wholly-Owned Subsidiaries	$_________

When aggregated with $20 Million in Investments in Dutch Borrowers not to exceed $150,000,000.

	B.	Consolidated outstanding Investments of American Vanguard in Joint Ventures and other Investments	$__________

Such Investments made after the Closing Date not to exceed $30 Million

VI.	Section 8.16 - Distributions

	A.	Consolidated Net Income for 4 quarters ending with quarter prior to current quarter	$__________

	B.	Dividends declared in current quarter for payment in subsequent quarter	$__________

	C.	Cash dividends paid in current fiscal quarter and in two prior fiscal quarters	$__________

	D.	Sum of VI.B. plus VI.C (not to exceed VI.A)	$__________

Cash dividends declared in any fiscal quarter and paid in subsequent fiscal quarter not to exceed, when aggregated with cash dividends paid or payable during the fiscal quarter in which such cash dividend is declared and cash dividends paid during the two fiscal quarters prior to the quarter in which such declaration is paid, Consolidated Net Income for the four fiscal quarters ending prior to the fiscal quarter in which such cash dividends are declared.

Schedule 2 to Form of Compliance Certificate